Press Release

Peoples National Announces New Associate Directors

Newly appointed to the Peoples Financial Services Associate Board are Ron Kukuchka of Ace Robbins Inc, Tunkhannock; Wilma Gay of Milnes Engineering, Inc., Tunkhannock; and Rick Lochen, CPA with Dan Kenia PC in Tunkhannock. In addition, earlier this year, six other Associate Board Members were added. They are David French of French's Auto Parts in Binghamton and Interstate Auto Parts in Tioga Center; Chip Snyder of Snyder Realty in Susquehanna; Dick Hennessey of Hennessey's Funeral Home in Susquehanna; Roger Doolittle of Montrose Auto Parts in Montrose; Carol Engle, teacher at Elk Lake School District; and Dan Ricci of State Farm Insurance in Montrose.

Being a part of the local area since 1905, Peoples National Bank is focused on the needs of Susquehanna and Wyoming Counties and surrounding areas by reinvesting depositors dollars back into the local economy. The new Associate Directors represent a cross section of the areas served by Peoples National Bank. Offices are located in Hallstead, Hop Bottom, Susquehanna and Montrose in Susquehanna County and in Nicholson, Tunkhannock and Meshoppen in Wyoming County.